United States

Securities and Exchange Commission

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Apollo Commercial Real Estate Finance, Inc.

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The following investor presentation was made available by Apollo Commercial Real Estate Finance, Inc. on January 28, 2026:

Apollo Commercial Real Estate Finance (“ARI”) Strategic Loan Portfolio Sale Transaction January 28, 2026 Unless otherwise noted, information as of January 2026.

Disclaimer Disclaimer No representation or warranty, express or implied, is or will be made by Apollo Commercial Real Estate Finance, Inc. (“ARI” or the “Company”), Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”) or any of their respective directors, officers, employees or advisers or any other person as to the accuracy or completeness of this presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements or otherwise, relating thereto. Additional information for ARI Stockholders This presentation may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, ARI intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the SEC ). This presentation does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF ARI ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ARI AND THE PROPOSED TRANSACTION. These materials will be made available to the stockholders of ARI at no expense to them and are expected to be mailed to stockholders. When available after filing, the proxy statement and other relevant information may be obtained without charge from the SEC’s website at www.SEC.gov. Copies of the documents filed by ARI with the SEC are also available free of charge on ARI’s website at www.apollocref.com. This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the proxy statement or any other document that ARI may file with the SEC or send to stockholders in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Participants in the Solicitation The directors and executive officers of ARI, and certain other affiliates of ACREFI Management, LLC, may be deemed “participants” in the solicitation of proxies from stockholders of ARI in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of ARI in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the executive officers and directors of ARI and ACREFI Management, LLC in ARI's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 29, 2025. You may obtain free copies of these documents using the sources indicated above. Forward-Looking Statements Certain statements contained in this presentation constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond ARI's control. These forward-looking statements include information about possible or assumed future results of ARI's business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: higher interest rates and inflation; market trends in ARI’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; ARI’s ability to deploy the proceeds of its capital raises or acquire its target assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; the parties' ability to consummate the transactions contemplated by the definitive agreement related to the proposed transaction (the “Transactions”) on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary third-party approvals, including stockholder approval, or the satisfaction of other closing conditions to consummate the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement or any unanticipated difficulties or expenditures relating to the Transactions; risks related to diverting the attention of ARI management from ongoing business operations; failure to realize the expected benefits of the Transactions; significant transaction costs and/or unknown or inestimable liabilities; risks of stockholder litigation in connection with the Transactions, including resulting expenses or delays; disruption of current plans and operations caused by the announcement of the Transactions, making it more difficult to conduct business as usual or maintain relationships with current or future lenders, service providers or vendors, and financing sources; and effects relating to the announcement of the Transactions or any further announcements or the consummation of the Transaction on the market price of ARI’s common stock. For a further list and description of such risks and uncertainties, see the reports filed by ARI with the SEC. The forward-looking statements, and other risks, uncertainties and factors are based on ARI's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. ARI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Third-Party Information This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. Apollo and ARI make no representation or warranty expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. 2

Key Transaction Highlights Apollo Commercial Real Estate Finance, Inc. (“ARI” or the “Company”) today announced the Company has entered into a definitive agreement with 1 2 Athene Holding Ltd. (“Athene”) to sell the Company’s entire loan portfolio for a purchase price based on 99.7% of total loan commitments Key Benefits to ARI Stockholders 1 1,2 Opportunity to sell the ARI loan portfolio at an attractive price (based on 99.7% of total loan commitments ) 1 Loan Portfolio Sale that validates ARI’s book value ARI’s shares of common stock have traded at a substantial discount over the past four years, averaging approximately 0.77x of book value. The transaction represents a compelling ~23% premium to recent stock 2 Premium to Recent Stock Price trading levels Provides ARI with ~$1.4 billion of deployable cash and the strategic flexibility to design and execute a refreshed 3 ARI Strategy Refresh strategy or explore M&A ARI intends to declare a $0.25 dividend per share for Q1 2026 and target an 8% annualized yield on book value 4 Continuity of Dividend post-transaction, both of which are subject to Board approval Goal of new investment strategy or strategic transaction will be to position ARI to trade at or above book value 5 Enhance Stockholder Value (1) Excludes two loans that are expected to be repaid prior to closing of the transaction with a combined total principal balance of $146 million. (2) Net of asset specific CECL reserves. 3

Why Sell Now? | Benefits of Sale Today 1 Ability to monetize loan portfolio in a single transaction , eliminating future asset level execution risk 01 Closes valuation gap through sale to a high-conviction buyer that values high-grade capital efficient 02 assets with excess return Validates ARI book value with significant anticipated value uplift relative to recent and historical stock 03 price trading range Enables refreshed strategy for ARI with ~$1.4 billion of deployable cash and a low leveraged, flexible 04 balance sheet Current market conditions have driven a pricing reset that leaves commercial real estate offering 05 compelling value relative to other asset classes (1) Excludes two loans that are expected to be repaid prior to closing of the transaction with a combined total principal balance of $146 million. 4

Historical ARI P/BV Trading Levels ARI P/BV Trading – Last 4 Years 1.10x 1 1 2 ARI P/BV ARI 4-Year Average Comparable cmREITs P/BV Implied Transaction Value of ~0.99x 1.00x 0.90x 0.80x 4-Year ARI Average: 0.77x 0.70x 0.60x 0.50x 0.40x (1) A (1) As s r rep epo or rt ted ed net net o of f g gener enera all C CE EC CL L a and nd a ac cc cum umul ula at ted ed d dep epr rec eciia ati tio on n. . (2 (2) I ) Inc ncllud udes es L LA AD DR R, , S ST TW WD D, B , BX XM MT T a and nd K KR RE EF F. . 5 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25

A AR RI P I Po os st t- -S Sa alle e S St trat rate egi gic c A Asse ssessme ssmen nt t ARI’s management team, in consultation with the board of directors, will spend the remainder of 2026 evaluating a range of commercial real estate-related strategies designed to reposition ARI and unlock additional value for stockholders Review of Potential ü Intend to maintain REIT Status New Strategies Leveraging Apollo’s ü Intend to continue to pay a common stock dividend targeting an annualized 8% yield on Platform Goal: To deliver attractive book value per share, subject to board approval current yield and position ARI to trade at or above ü If a new strategy or transaction is not announced by the end of 2026, Apollo intends to book value Explore recommend that ARI’s Board explore all available Opportunistic M&A strategic alternatives, including dissolution Activity 6

APOLLO

Real Estate Owned Overview

ARI will continue proactive REO asset management, seeking to optimize run-rate cash flows and value realization at exit for the real estate owned

Brooklyn Multifamily (The Brook) | $288 million[1]



- Newly-built, Class A multifamily tower featuring 591 residential units and ~20k SF of ground floor retail
- Property is ~51% leased today across market rate units with strong leasing momentum
- The retail component is 88% leased to Din Tai Fung which is expected to take occupancy by year-end 2026
- ARI is focused on (i) completing lease-up and stabilizing the asset, which we expect to achieve by 3Q2026 and (ii) exploring options for an owned adjacent vacant land parcel (i.e. retail lease-up or upzoning)

Washington, D.C. Hotel (The Mayflower) | $85 million[1]



- 585-key, full-service hotel located in Downtown Washington, D.C.
- ARI remains focused on cost savings initiatives to drive cash flows
- ARI has completed model rooms that could serve as the basis for a future total hotel renovation to further drive cash flow
- The 2026 budget far exceeds 2025 net cash flow (NCF) as a result of strategic operating expense cuts

Atlanta Hotel (Courtland Grand) | $70 million[1]



- 763-key, full-service hotel managed by HEI as a Wyndham franchise
- ARI continues to implement value-add initiatives to better position the asset, including upgrades to room and common areas that are expected to drive group sales in 2026
- Property suffered a casualty in October 2025, which took 271 rooms offline. While receiving business interruption insurance proceeds, ARI is working through paths forward to maximize value vis-à-vis property insurance proceeds and restoration plans

Massachusetts Pre-Development (Steward Hospitals) | $23 million[1,2]



- Two former hospitals located in Boston and Ayer regions, which have been closed
- ARI owns ~41% of the assets through a JV with other Apollo-affiliated vehicles
- Ownership is focused on the Boston asset (~93% of value) and working on zoning for a master-planned mixed-use development to maximize value[2]

(1) Book value as of September 30, 2025 net of financing of ~$330 million and ~$73 million on the Brook Multifamily Development and the Washington, D.C. Hotel, respectively (2) Interest in Massachusetts Pre-Development is held through a joint-venture with other Apollo-managed vehicles

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Summary of Key Transaction Terms Athene to purchase ARI’s entire loan portfolio with the exception of two loans with a combined total Transaction Structure principal balance of $146 million that are expected to be repaid prior to closing Asset Purchase Price Purchased price based on 99.7% of total loan commitments net of asset specific CECL reserves Go-Shop Period 25 calendar day go-shop period During the strategy refresh period following closing of the loan portfolio transaction, the management fee structure will be modified to further align the interests of Apollo and the ARI stockholders as follows: § ARI’s base management fee initially will be 0.75% of stockholders equity (vs. current fee of 1.5%) payable in ARI common stock for any quarter in which return on equity (ROE) does not equal or exceed ARI Annual Management Fee and Incentive 1 7.5% Fee § After two consecutive quarters of achieving an ROE in excess of 7.5%: – Base management fee to permanently revert to 1.5% of stockholder equity and will be paid in cash – Apollo will be eligible to earn an incentive fee of 20% over an 8% ROE hurdle, payable in ARI common stock If a new strategy or strategic transaction is not announced by year-end 2026, Apollo intends to ARI Strategy Refresh Timing recommend that ARI’s board explore all available strategic alternatives, including dissolution Transaction Expense Reimbursement Apollo to reimburse up to $10 million of ARI’s transaction expenses Other Stockholder approval and other customary closing conditions and no financing contingencies Terms are qualified in their entirety by reference to the definitive agreements which will be publicly filed with the SEC. (1) The base management fee will be 1.5% (paid in shares of ARI common stock) for any quarter where ROE equals or exceeds 7.5% 8